SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                        __________________________

                                 FORM  T-1

                                 STATEMENT

                              OF ELIGIBILITY

                 UNDER THE TRUST INDENTURE ACT OF 1939 OF

                A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                        __________________________

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION  305(b)(2)
                     _________________________________

                  UNITED STATES TRUST COMPANY OF NEW YORK
___________________________________________________________________________
            (Exact name of trustee as specified in its charter)

     New York                                        13-3818954
___________________________________________________________________________
(Jurisdiction of incorporation                   (I. R. S. Employer
if not a U. S. national bank)                     Identification No.)

      114 West 47th Street
      New York,  New York                        (Zip Code) 10036-1532
___________________________________________________________________________
(Address of principal executive offices)

                        __________________________

                             TEREX CORPORATION
___________________________________________________________________________
           (Exact name of obligor as specified in its charters)

     Delaware                                             34-1531521
___________________________________________________________________________
(State or other jurisdiction of                        I.R.S. Employer
incorporation or organization)                       Identification No.)

                            500 Post Road East
                       Westport, Connecticut  06880
                              (203) 222-7170
___________________________________________________________________________
                  (Address of principal executive offices)

                        __________________________
              Series B 13 1/4% Senior Secured Notes Due 2002

GENERAL



 1.    General Information

  Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.


          Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D. C.
          New York State Banking Department, Albany, New York


     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.


 2.  Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


 3.  Voting Securities of the Trustee

     2,999,020 shares of Common Stock - par value $5 per share


 4.  Trusteeships under Other Indentures

     Not applicable.


 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

     Not applicable.

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 6.  Voting Securities of the Trustee Owned by the Obligor or its Officials

     Not applicable.


 7.  Voting Securities of the Trustee Owned by Underwriters or their
Officials

     Not applicable.


 8.  Securities of the Obligor Owned or Held by the Trustee

     Not applicable.


 9.  Securities of Underwriters Owned or Held by the Trustee

     Not applicable.


10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Securities Holders of the Obligor

     Not applicable.


11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

     Not applicable.


12.  Indebtedness of the Obligor to the Trustee

     Not applicable.


13.  Defaults by the Obligor

     Not applicable.


14.  Affiliations with the Underwriters

     Not applicable.


15.  Foreign Trustee
     Not applicable.

16.  List of Exhibits

     T-1.1     --  Organization Certificate, as amended, issued by the
State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.2     -    Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

     T-1.6     --   The consent of the trustee required by Section 321(b)
of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of June 6, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.
                           _____________________

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of June, 1996.


UNITED STATES TRUST COMPANY OF
     NEW YORK,  Trustee



By:  _______________________________________
     John Guiliano
     Vice President




JG/pg
(rev:kk060696)
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Exhibit T-1.6

  The consent of the trustee required by Section 321(b) of the Act.

             United States Trust Company of New York
                      114 West 47th Street
                       New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK



By:    S/Gerard F. Ganey
       _______________________________
  Senior Vice President

                                            EXHIBIT T-1.7

UNITED STATES TRUST COMPANY OF NEW YORK
CONSOLIDATED STATEMENT OF CONDITION
DECEMBER 31, 1995
($ IN THOUSANDS)

ASSETS
- ------
Cash and Due from Banks                          $ 86,275

Short-Term Investments                                 50

Securities, Available for Sale                    676,970

Loans
1,257,372
Less:  Allowance for Credit Losses                 13,254
                                               __________
   Net Loans                                    1,244,118
Premises and Equipment                             57,692
Other Assets                                      129,999
                                               __________
   Total Assets                                $2,195,104
                                               ==========

LIABILITIES
- -----------
Deposits:
   Non-Interest Bearing                        $  471,642
   Interest Bearing                             1,306,996
                                               __________
      Total Deposits                            1,778,638

Short-Term Credit Facilities                      114,789
Accounts Payable and Accrued Liabilities          146,307
                                               __________
   Total liabilities                           $2,039,734
                                               ==========

STOCKHOLDER'S EQUITY
- --------------------
Common Stock                                       14,995
Capital Surplus                                    41,944
Retained Earnings                                  96,878
Unrealized Gains on Securities Available
   for Sale (Net of Taxes)                          1,553
                                               __________
Total Stockholder's Equity                        155,370
                                               __________
    Total Liabilities and
     Stockholder's Equity                      $2,195,104
                                               ==========

I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & COMPTROLLER of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

December 31, 1995






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